                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

NAME                                              JURISDICTION OF ORGANIZATION
----                                              ----------------------------
Phoenix International A.P. Limited                     New Zealand
Phoenix EMEA Limited                                   United Kingdom
Phoenix International (Australia) Pty. Limited         Australia
Phoenix International New York, Inc. (formerly         New York
known as Servers On-Line, Inc.), a majority-owned
subsidiary of registrant
Phoenix International Software (Singapore) Ptc.        Singapore, Malaysia
Ltd.
Phoenix FSC Inc.                                       U.S. Virgin Islands